Exhibit 4.4

Form of Stock Certificate Representing Shares of ChromaDex Corporation Common Stock
(New design effective January 1, 2016)

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

NUMBER

ChromaDex®

SHARES

AUTHORIZED COMMON STOCK:
150,000,000 SHARES
PAR VALUE: $0.001

CUSIP NO. 171077 100

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **ChromaDex Corporation** Common Stock
transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER & SECRETARY

CHROMADEX CORPORATION
CORPORATE
Seal
DELAWARE

Countersigned & Registered

EQUITY STOCK TRANSFER
New York, New York

By: ______________________
AUTHORIZED SIGNATURE OF TRANSFER AGENT AND REGISTRAR